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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                  FORM 8-K/A-1


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT: MAY 22, 1998                         COMMISSION FILE NO.: 019020


                          OPTIMA PETROLEUM CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


      CANADA                                             98-0115468
(State of Incorporation)                   (I.R.S. Employee Identification No.)


#600 - 595 HOWE STREET, VANCOUVER, BRITISH COLUMBIA                  V6C 2T5
      (Address of Principal Executive Offices)                     (Zip Code)


       Registrant's Telephone Number., Including Area Code: (604) 684-6886

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ITEM 2 - ACQUISITION OF ASSETS

Whereas the Company reported on Form 8-K filed February 28, 1998 that it had entered into a definitive merger agreement with American Explorer, L.L.C. of Lafayette, Louisiana, in accordance with regulatory disclosure requirements, it has attached pro forma statements for the 1996 and 1997 fiscal years reflecting the combination of the Company with American Explorer, L.L.C. The merger is subject to approval by Optima shareholders, U.S. and Canadian regulatory authorities and customary conditions of closing.

ITEM 7 - EXHIBITS

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NO.                DESCRIPTION
7.2 Exhibit 7.2 has been amended to include results of operations through the March 31, 1998 quarter end.
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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

June 02, 1998

OPTIMA PETROLEUM CORPORATION


/s/RONALD P. BOURGEOIS
Ronald P. Bourgeois
Chief Financial Officer